Exhibit 99.13

Date: 17 September 2025

Our ref.: 0532/CNF-24001/17/IX/2025/EN-CD-NAH

To:

Ultratrex Inc.

220 Orchard Road

Unit 05-02, Midpoint Orchard
Singapore 238852

Tel: +65 6235 3388

Re:	Legal Opinion on Indonesian Law in Connection with Proposed Offering and Listing of Ultratrex Inc. (“Company”) on The Nasdaq Capital Market

Dear Sir/Madam,

We are counsellors at law qualified to practice law in Indonesia and are acting as independent legal counsel to you. We have been asked to issue this legal opinion (“Opinion”) in our capacity as Indonesian legal counsel to the Company, a company incorporated under the laws of the Cayman Islands, in relation to the proposed initial public offering (“Offering”) of 1,250,000 class A shares of the Company and the proposed listing of the shares on the Nasdaq Capital Market (“Listing”).

This Opinion is given to the Company solely for its benefit in connection with (i) the Offering, as further described in the Company’s registration statement on Form F-1 with Registration No. 333- 290101, including all amendments and/or supplements thereto, publicly filed with the Securities and Exchange Commission on 8 September 2025 (the “Registration Statement”), and (ii) the Listing.

We are rendering this Opinion with respect to the laws of Indonesia. As used herein, the term “Indonesian law” or “laws of Indonesia” means any law, regulation, decree or other published legislative directive of the central government of the Republic of Indonesia, which is published and available to the public as of the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any country other than Indonesia or on matters which do not relate to legal matters in Indonesia.

For the purpose of this Opinion, we have, inter alia, examined and relied upon the documents (made available to us in softcopy) that were mentioned under the captions “Enforceability of Civil Liabilities”, “Regulatory Environment”, “Business”, and “Risk Factors” of the Registration Statement (“Supporting Documents”) as we have deemed necessary or appropriate for the purpose of this Opinion.

For the purpose of the Opinion expressed herein, we have, without any independent investigation or verification, assumed:

(i)	the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies;

(ii)	that the Supporting Documents are complete, correct and accurate, that any resolutions, or licenses or permits have been validly passed, issued and have not been revoked, terminated, amended, supplemented, replaced or declared null and void and any agreements have been duly authorized and validly executed, and are enforceable in accordance with their terms and have not been amended, supplemented, terminated, rescinded or declared null and void by a court or other competent institution since the date of their execution;

Ultratrex Inc.

17 September 2025

(iii)	that the deeds of incorporation of PT Ultratrex Indonesia (“PT UI”) and PT Ultratrex Machinery Indonesia (“PT UMI”) (hereinafter collectively referred to as the “Indonesian Companies”), have been passed by a duly authorized and licensed notary, and that there were no defects in the incorporation on the basis of which a court might dissolve the Indonesian Companies;

(iv)	that all factual matters, statements and other results of our investigation relied upon or assumed herein were true and complete on the date of the execution of this Opinion;

(v)	that no liquidation, bankruptcy, winding up, suspension of payments or petitions have been presented nor winding up orders were made, and no resolutions have been passed for the winding up, bankruptcy, suspension of payments or liquidation of the Indonesian Companies and no receiver or liquidator has been appointed to or for the Indonesian Companies; and

(vi)	that the Registration Statement has not been amended, changed or supplemented since the date of its execution.

Having considered the above and subject to the qualifications and limitations stated hereafter and having regard to the applicable laws of Indonesia (to the extent published), we are pleased to advise that, as of the date of this Opinion we are of the opinion that:

All statements set forth in the Registration Statement under the captions “Enforceability of Civil Liabilities”, “Regulatory Environment”, “Business”, and “Risk Factors” in each case insofar as such statements describe or summarize Indonesian laws or the Indonesian Companies referred to therein, are true and accurate in all material respects, and fairly present and summarize in all material respects the Indonesian laws or the Indonesian Companies referred to therein, and nothing has been omitted from such statements, which would make the same misleading in any material respects.

The foregoing Opinion is subject to the following qualifications:

(A)	We are counsellors at law in Indonesia and are not experts in or qualified to render an opinion on the laws and regulations of any other jurisdiction than that of Indonesia. Accordingly, we have in the foregoing expressed our Opinion only as to the law of Indonesia in force on the date hereof. We express no opinion on tax law.

(B)	Our Opinion is limited only to the Registration Statement and does not extend to any other party and documents contemplated therein.

(C)	Our Opinion only speaks to laws and regulations in effect on the date hereof and we do not express any opinion on events or circumstances that may arise in the future. As is usual in Indonesia, legislation may establish broad principles of regulation, leaving details to be stipulated in implementing regulations, and in such cases, the Opinion are based only on the regulations and self-executing provisions of such regulations in effect on the date hereof.

Ultratrex Inc.

17 September 2025

(D)	We make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). We express no view or belief on the financial statements or as to any of the financial, accounting and auditing data contained in the Registration Statement.

(E)	Our Opinion does not address any statements or assumptions regarding future performance, market conditions, or other forward-looking statements included in the “Risk Factors” and “Business” sections of the Registration Statement.

(F)	The Opinion provided regarding the “Risk Factors” section under the Registration Statement is limited in scope and should be understood as addressing only those risk factors that are reasonably relevant from an Indonesian legal perspective, namely:

(i)	“The effect and impact of the recently enacted Omnibus Law on job creation in Indonesia are not immediately known and subject to ongoing review”, “We may be subject to litigation, arbitration, or other legal proceeding risks.”;

(ii)	“The insurance coverage of our Company may be inadequate to protect it from its potential losses.”; and

(iii)	“We may be affected by uncertainty in the balance of power between local governments and the central government in Indonesia.”.

(G)	The Opinion provided regarding the “Business” section under the Registration Statement is limited in scope and should be understood as addressing only those that are reasonably relevant from an Indonesian legal perspective pertaining to the Indonesian Companies, namely “Real Property”, “Licenses and Permits and Registrations”, “Certifications”, “Employees”, “Litigation and Other Legal Proceedings”, and “Insurance”.

(H)	The Opinion provided regarding the “Regulatory Environment” section under the Registration Statement is limited in scope and should be understood as addressing only those that are reasonably relevant from an Indonesian legal perspective pertaining to the Indonesian Companies, namely “Laws and Regulations Relating to Our Business in Indonesia”.

(I)	Our Opinion does not address risks or events that are speculative, unforeseeable, or beyond the current knowledge and control of the Company.

(J)	Laws and regulations in Indonesia are not always fully or properly published and, in some cases, may be in conflict with each other.

(K)	Interpretation and the application of the requirements and the provisions of the relevant laws and regulations by the Indonesian authorities would depend upon their personal point of view and discretion. The verbal information and/or confirmation provided by them (as government authority officials) may not constitute a binding view or opinion of the relevant authorities. Therefore, our view and interpretation on the implementation of the provisions of and the requirements under the Indonesian laws and regulations, may or may not be shared by the relevant Indonesian authorities and/or the Indonesian courts.

Ultratrex Inc.

17 September 2025

(L)	In practice, we wish to note that views of the relevant officers of the government authorities on a particular matter sought for clarification are not necessarily consistently shared by other government officers.

(M)	Our opinion is provided based on the Supporting Documents provided to us by the Company or the Indonesian Companies. We have relied on the truth, accuracy and completeness of factual statements or representations provided to us by any director, officer or other representative of Indonesian Companies and the Company (including their advisers and service providers), whether or not in writing, in respect of matters concerning the Indonesian Companies.

(N)	This Opinion is limited strictly to the matters stated herein and does not apply by implication to any other matters.

The Opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this Opinion should be taken as expressing an opinion in respect of any other information contained in the Registration Statement, or any other document examined in connection with this Opinion, except as expressly confirmed herein.

This Opinion is being furnished only to, and is solely for the benefit of, the addressees, and except with our express prior written consent in each instance, is not to be used, circulated, quoted, published or otherwise referred to or disseminated for any other purpose or relied upon by any person or entity other than the addressees.

Further, we hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the references to our name in such Registration Statement.

Yours sincerely,

ALI BUDIARDJO, NUGROHO, REKSODIPUTRO

Emir Nurmansyah

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